EXHIBIT 5.1

575 Madison Avenue
New York, NY 10022-2585
212.940.8800 tel
212.940.8776 fax
June 9, 2011
Ford Credit Auto Lease Two LLC
CAB East LLC
CAB West LLC
c/o Ford Credit SPE Management Office
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126

Re:	Registration Statement on Form S-3 File Nos. 333-173929, 333-173928-01, 333-173928-02
Ladies and Gentlemen:
          We have acted as counsel to Ford Credit Auto Lease Two LLC, a Delaware limited liability company, CAB East LLC, a Delaware limited liability company (“CAB East”) and CAB West LLC, a Delaware limited liability company (“CAB West” and, together with Ford Credit Auto Lease Two LLC and CAB East, the “Registrants”), in connection with the above-referenced Registration Statement (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the Asset Backed Notes (the “Notes”) and with the authorization and issuance from time to time in one or more series (each, a “Series”) of Notes. As set forth in the Registration Statement, each Series of Notes will be issued under and pursuant to an indenture (the “Indenture”) to be entered into between the indenture trustee designated therein (the “Indenture Trustee”) and one of various trusts (each, a “Trust”) to be formed pursuant to the related trust agreement (the “Trust Agreement”) to be entered into by the Registrant Ford Credit Auto Lease Two LLC, and the owner trustee designated therein (the “Owner Trustee”), (the Indenture, and the Trust Agreement being referred to herein as the “Agreements”).
          We have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Registrants and such other instruments of the Registrants and such other persons, as we have deemed appropriate as a basis for the opinions expressed below.
          The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

CHARLOTTE	CHICAGO	IRVING	LONDON	LOS ANGELES	NEW YORK	WASHINGTON, DC	WWW.KATTENLAW.COM
LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN UK LLP
A limited liability partnership including professional corporations

Ford Credit Auto Lease Two LLC
CAB East, LLC
CAB West, LLC
June 9, 2011

          We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the General Corporation Law of the State of Delaware. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.
          Based upon the foregoing, we are of the opinion that:
          (1) When an Indenture in respect of a Series of Notes has been duly authorized by all necessary action and duly executed and delivered by all necessary parties for such Series, such Indenture will be valid and legally binding obligations of the applicable Registrant; and
          (2) When an Indenture for a Series of Notes has been duly authorized by all necessary action and duly executed and delivered by all necessary parties for such Series, and when the Notes of such Series have been duly executed and authenticated in accordance with the provisions of such Indenture and issued and sold as contemplated in the Registration Statement and prospectus, as amended or supplemented, and delivered pursuant to Section 5 of the Act in connection therewith, such Notes will be legally and validly issued, binding obligations of the Trust, fully paid and nonassessable, and the holders of such Notes will be entitled to the benefits of such Indenture and, if applicable, such Indenture Supplement.
          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to references to this firm as counsel to the Registrants under the heading “Legal Opinions” in the Registration Statement and the related prospectus.
Very truly yours,
/s/ Katten Muchin Rosenman LLP